As filed with the Securities and Exchange Commission on February 28, 2022

Registration No. 333-_____

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER

 THE SECURITIES ACT OF 1933

MERSANA THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	04-3562403
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

840 Memorial Drive Cambridge, MA	02139
(Address of Principal Executive Offices)	(Zip Code)

Mersana Therapeutics, Inc. 2017 Stock Incentive Plan

Mersana Therapeutics, Inc. 2022 Inducement Stock Incentive Plan

Inducement Stock Option Awards (August - October 2021)

(Full Title of the Plans)

Anna Protopapas

President and Chief Executive Officer

Mersana Therapeutics, Inc.

840 Memorial Drive

Cambridge, MA 02139

(Name and Address of Agent For Service)

(617) 498-0020

(Telephone Number, Including Area Code, of Agent For Service)

Please send copies of all communications to:
Rosemary G. Reilly, Esq.
Wilmer Cutler Pickering Hale and Dorr LLP
60 State Street
Boston, Massachusetts 02109
Telephone: (617) 526-6000
Telecopy: (617) 526-5000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement has been filed by Mersana Therapeutics, Inc. (the “Registrant”) to register (i) 2,948,362 additional shares of common stock of the Registrant, $0.0001 par value per share (the “Common Stock”) to be offered pursuant to the Mersana Therapeutics, Inc. 2017 Stock Incentive Plan (the “2017 Plan”), (ii) 2,000,000 shares of Common Stock to be offered pursuant to the Mersana Therapeutics, Inc. 2022 Inducement Stock Incentive Plan (the “Inducement Plan”), and (iii) 225,000 shares of Common Stock pursuant to inducement stock option awards made in August 2021 and October 2021.

This Registration Statement relates to securities of the same class as those that were previously registered by the Registrant on Form S-8 (File No. 333-219388), filed with the Securities and Exchange Commission (the “Commission”) on July 21, 2017 (the “2017 Registration Statement”). Pursuant to General Instruction E to Form S-8 regarding registration of additional securities, and only with respect to the shares of Common Stock issuable under the 2017 Plan, the entire contents of the 2017 Registration Statement are incorporated herein by reference.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information.

The information required by Item 1 is included in documents sent or given to the participant in the plan covered by this registration statement pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”).

Item 2.	Registrant Information and Employee Plan Annual Information.

The written statement required by Item 2 is included in documents sent or given to the participants in the plan covered by this registration statement pursuant to Rule 428(b)(1) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The registrant is subject to the informational and reporting requirements of Sections 13(a), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the “Commission”). The following documents, which are on file with the Commission, are incorporated in this registration statement by reference:

(1)	The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2021, filed with the Commission on February 28, 2022;

(2)	All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (a) above;

(3)	The description of the Registrant’s Common Stock, $0.0001 par value per share, which is contained in the Registrant’s registration statement on Form 8-A filed by the Registrant with the Commission under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on June 23, 2017, including any amendments or reports filed for the purposes of updating such description.

This Registration Statement on Form S-8, relating to the Mersana Therapeutics, Inc. 2017 Stock Incentive Plan (the “2017 Plan”) of Mersana Therapeutics, Inc. (the “Registrant”), is being filed for the purpose of registering additional securities of the same class as other securities for which a Registration Statement on Form S-8 relating to the 2017 Plan has previously been filed and is effective. Pursuant to General Instruction E to Form S-8, except as otherwise set forth below, this Registration Statement on Form S-8 incorporates by reference the contents of the following Registration Statements on Form S-8 previously filed by the registrant with the Securities and Exchange Commission:

(1)	Registration Statement on Form S-8, File No. 333-219388, filed with the Securities and Exchange Commission on July 7, 2017 by the Registrant, relating to the Mersana Therapeutics, Inc. 2007 Stock Incentive Plan, as amended, the Mersana Therapeutics, Inc. 2017 Stock Incentive Plan, and the Mersana Therapeutics, Inc. 2017 Employee Stock Purchase Plan;

(2)	Registration Statement on Form S-8, File No. 333-222845, filed with the Securities and Exchange Commission on February 2, 2018 by the Registrant, relating to the Mersana Therapeutics, Inc. 2017 Stock Incentive Plan;

(3)	Registration Statement on Form S-8, File No. 333-230159, filed with the Securities and Exchange Commission on March 8, 2019 by the Registrant, relating to the Mersana Therapeutics, Inc. 2017 Stock Incentive Plan and Mersana Therapeutics, Inc. 2017 Employee Stock Purchase Plan;

(4)	Registration Statement on Form S-8, File No. 333-236775, filed with the Securities and Exchange Commission on February 28, 2020 by the Registrant, relating to the Mersana Therapeutics, Inc. 2017 Stock Incentive Plan and the Mersana Therapeutics, Inc. 2017 Employee Stock Purchase Plan; and

(5)	Registration Statement on Form S-8, File No. 333-255975, filed with the Securities and Exchange Commission on May 10, 2021 by the Registrant, relating to the Mersana Therapeutics, Inc. 2017 Stock Incentive Plan and the Registrant’s Inducement Stock Option Awards.

All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.	Description of Securities.

 Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Wilmer Cutler Pickering Hale & Dorr LLP has opined as to the legality of the securities being offered by this registration statement.

Item 6.	Indemnification of Directors and Officers.

Section 102 of the General Corporation Law of the State of Delaware (the “DGCL”) permits a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his or her duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. The registrant’s certificate of incorporation provides that no director of the registrant shall be personally liable to it or its stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability, except to the extent that the DGCL prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty.

Section 145 of the DGCL provides that a corporation has the power to indemnify a director, officer, employee, or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he or she is or is threatened to be made a party by reason of such position, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

The Registrant’s amended and restated certificate of incorporation contains a provision that eliminates, to the maximum extent permitted by the General Corporation Law of the State of Delaware, the personal liability of directors for monetary damages for breach of their fiduciary duties as a director. The Registrant’s amended and restated bylaws provide that the Registrant shall indemnify its directors and executive officers to the fullest extent permitted by the General Corporation Law of the State of Delaware.

Sections 145 and 102(b)(7) of the General Corporation Law of the State of Delaware provide that a corporation may indemnify any person made a party to an action by reason of the fact that he or she was a director, executive officer, employee or agent of the corporation or is or was serving at the request of the corporation against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of an action by or in right of the corporation, no indemnification may generally be made in respect of any claim as to which such person is adjudged to be liable to the corporation.

The Registrant has entered into indemnification agreements with each of its directors and executive officers, in addition to the indemnification provided for the Registrant’s amended and restated bylaws, and intends to enter into indemnification agreements with any new directors and executive officers in the future.

The Registrant maintains insurance on behalf of any person who is or was a director or officer of the Registrant against any loss arising from any claim asserted against him or her and incurred by him or her in any such capacity, subject to certain exclusions.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Number	Description

4.1(1)	Fifth Restated Certificate of Incorporation of the Registrant

4.2(2)	Amended and Restated By-Laws of the Registrant

5.1	Opinion of Wilmer Cutler Pickering Hale & Dorr LLP, counsel to the Registrant

23.1	Consent of Wilmer Cutler Pickering Hale & Dorr LLP (included in Exhibit 5.1)

23.2	Consent of Ernst & Young LLP, independent registered public accounting firm

24.1	Power of attorney (included on the signature pages of this registration statement)

99.1(3)	Mersana Therapeutics, Inc. 2017 Stock Incentive Plan

99.2	Mersana Therapeutics, Inc. 2022 Inducement Stock Incentive Plan (filed herewith)

99.3(4)	Form of Inducement Stock Option Agreement for inducement grants made in August and October 2021

107.1	Filing Fee Table

(1)	Previously filed with the Securities and Exchange Commission on July 10, 2017 as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-38129) and incorporated herein by reference.

(2)	Previously filed with the Securities and Exchange Commission on July 10, 2017 as Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (File No. 001-38129) and incorporated herein by reference.

(3)	Previously filed with the Securities and Exchange Commission on June 16, 2017 as Exhibit 10.22 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-218412) and incorporated herein by reference.

(4)	Previously filed with the Securities and Exchange Commission on May 10, 2021 as Exhibit 99.1 to the Registrant’s Registration Statement on Form S-8 (File No. 333-255975) and incorporated herein by reference.

Item 9.	Undertakings.

1.	Item 512(a) of Regulation S-K. The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2.       Item 512(b) of Regulation S-K. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.       Item 512(h) of Regulation S-K. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on February 28, 2022.

Mersana Therapeutics, Inc.

By:	/s/ Anna Protopapas
Name: Anna Protopapas
President and Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY

We, the undersigned officers and directors of Mersana Therapeutics, Inc., hereby severally constitute and appoint Anna Protopapas and Brian DeSchuytner and each of them singly, our true and lawful attorneys with full power to them, and to each of them singly, to sign for us and in our names in the capacities indicated below the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Mersana Therapeutics, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Anna Protopapas	President, Chief Executive Officer, and Director	February 28, 2022
Anna Protopapas	(Principal Executive Officer)

/s/ Brian DeSchuytner	Senior Vice President, Chief Financial Officer	February 28, 2022
Brian DeSchuytner	(Principal Financial Officer)

/s/Ashish Mandelia	Vice President, Controller	February 28, 2022
Ashish Mandelia	(Principal Accounting Officer)

/s/ David Mott	Chairman of the Board	February 28, 2022
David Mott

/s/ Lawrence Alleva	Director	February 28, 2022
Lawrence Alleva

/s/ Willard H. Dere, M.D.	Director	February 28, 2022
Willard H. Dere, M.D.

/s/ Allene M. Diaz	Director	February 28, 2022
Allene M. Diaz

/s/ Andrew A. F. Hack, M.D., Ph.D.	Director	February 28, 2022
Andrew A. F. Hack, M.D., Ph.D.

/s/ Kristen Hege, M.D.	Director	February 28, 2022
Kristen Hege, M.D.

/s/ Martin H. Huber, M.D.	Director	February 28, 2022
Martin H. Huber, M.D.